Exhibit 32.1

SECTION 1350 CERTIFICATION*

In connection with the Quarterly Report of Rurban Financial Corp. (the "Company") on Form 10-Q for the quarterly period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth A. Joyce, the Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

/s/ Kenneth A. Joyce
Print Name: Kenneth A. Joyce
Title: Chief Executive Officer (Principal Executive Officer)
Date: August 13, 2008

* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.